EXHIBIT 23.1
                                                                    ------------


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 13, 2004 accompanying the consolidated financial statements included in the Annual Report of Decatur First Bank Group, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Decatur First Bank Group, Inc. on Form S-8, effective August 11, 2000 (file no. 33-43590),

                                        /S/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
March 25, 2004



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